UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): December 6, 2004


                               NATIONAL COAL CORP.
             (Exact name of registrant as specified in its charter)


          FLORIDA                       0-26509                  65-0601272
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
   of incorporation)                                         Identification No.)


                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                (Address of Principal Executive Offices/Zip Code)


                                 (865) 690-6900
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         AGREEMENT TO ACQUIRE MINERAL RIGHTS

         On December 6, 2004, our Tennessee subsidiary, National Coal Corporation ("National Coal" or the "Company"), entered into a Mineral Rights Purchase and Sale Agreement with The Brimstone Co., pursuant to which National Coal Corporation will acquire certain coal, oil and natural gas mineral and related rights located on approximately 44,000 acres in Scott and Morgan Counties, Tennessee, for $7.5 million cash, plus the assumption of some current liabilities. Consummation of the transaction is subject to customary closing conditions, and the Company expects to finalize the acquisition within 90 days. Prior to the execution of the purchase agreement, no material relationship existed between National Coal and The Brimstone Co. The press release announcing the execution of the Purchase and Sale Agreement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits.

                  The following exhibits are filed herewith:

                  Exhibit
                  Number   Description
                  -------  -----------

                  99.1 Press Release announcing the Mineral Rights Purchase and Sale Agreement by and between National Coal Corporation and The Brimstone Co., dated December 7, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NATIONAL COAL CORP.



Date:    December 9, 2004                By:      /s/ Robert Chmiel
                                                  -----------------------
                                                  Robert Chmiel
                                                  Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
Number         Description
-------        -----------

99.1 Press Release announcing the Mineral Rights Purchase and Sale Agreement by and between National Coal Corporation and The Brimstone Co., dated December 7, 2004.